Exhibit 99.2

Willdan Elects Thomas D. Brisbin Chairman of the Board and

Announces Senior Management Promotions

ANAHEIM, Calif.—November 3, 2016 -- Willdan Group, Inc. (NASDAQ: WLDN), a provider of professional technical and consulting services, today announced that the Board of Directors has elected Thomas D. Brisbin as Chairman of the Board.  Tom, who has served as Willdan’s President and CEO since 2007, succeeds Win Westfall, who will continue to serve on Willdan’s Board of Directors.

Willdan also announced the following senior management promotions:

•	Michael A. Bieber (Mike) has been named President of Willdan Group, Inc.
•	Daniel Chow has been named to the newly-created position of Chief Operating Officer of Willdan Group, Inc.

Tom, who previously had the title of President and Chief Executive Officer of Willdan Group, Inc., will continue to serve as Chief Executive Officer of the Company in addition to his new role as Chairman of the Board.

Mike has served as Senior Vice President, Corporate Development of Willdan since joining the Company in December 2014.  Daniel has been in senior management positions at Willdan since joining the Company in 2008, most recently serving as President and Chief Executive Officer of our subsidiaries, Willdan Engineering and Willdan Energy Solutions.

“The senior management appointments announced today reflect the Board of Directors’ goal to create a management structure and team that supports the continued growth of Willdan and reflects our succession planning efforts,” said Tom Brisbin.  “Since joining Willdan in 2014, Mike has spearheaded the M&A activity that has expanded our energy efficiency services capabilities, and has significantly contributed to our strong growth in revenue, earnings and cash flow.  Daniel has done an excellent job leading our Engineering Services segment, which has steadily grown its customer base and generated higher levels of revenue and profits in each of the past three years.  We believe we have exceptional opportunities to create additional long-term value for our shareholders, and Mike and Daniel have the skill set, experience and expertise to effectively lead the Company in the years ahead.”

About Thomas D. Brisbin

Thomas D. Brisbin was appointed President and Chief Executive Officer of Willdan Group in April 2007.  Tom previously was vice president of and consultant for AECOM Technology Corporation, or AECOM, since spring 2004.  At AECOM, a company focused on infrastructure, environment and facilities engineering contracts, Tom was responsible for developing the company’s environmental business.  Prior to joining AECOM, Tom was chief operating officer and executive vice president of Tetra Tech, Inc., or Tetra Tech, a leading provider of consulting, engineering and technical services, for five years.  Prior to that, he was employed by Planning Research Corporation, or PRC, a systems analysis and management consulting company and wholly-owned subsidiary of The Black & Decker Corporation, from 1978 to 1995 and was co-founder and President of PRC Environmental Management, Inc.  During his tenure at PRC, he was involved in all aspects of operations, marketing and finance.  Before joining

PRC, he was a research associate at Argonne National Laboratory.  He has also served as an adjunct professor at the Illinois Institute of Technology.  Tom holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology.  He also completed Harvard Business School’s Advanced Management Program in 1988.

About Michael A. Bieber

Michael A. Bieber was appointed Senior Vice President, Corporate Development of Willdan Group, Inc. in December 2014.  Previously, he served as Senior Vice President at Tetra Tech, where he served in a number of leadership roles for over 18 years.  From March 2007 to December 2014, Mike managed Tetra Tech’s mergers and acquisitions and investor relations functions, overseeing over fifty acquisitions.  From 2005 to 2007, Mike managed Tetra Tech’s corporate business development group, where he was responsible for overseeing internal business development, marketing and communications.  From January 2000 to December 2014, Mike also worked in Tetra Tech’s investor relations group.  From 1996 to 2000, he was a proposal manager in Tetra Tech’s corporate marketing group.  From 1994 to 1996, he served at CRC, Inc., and its successor, as a strategic business development consultant to large defense, infrastructure, and environmental firms.  Prior to 1994, Mike worked for IT Corporation (now CB&I) where he served as project manager and engineer on government nuclear and commercial environmental projects.  Mike holds a B.S. degree in Civil Engineering from the Tennessee Technological University.

About Daniel Chow

Daniel Chow has served as President and Chief Executive Officer of our subsidiaries Willdan Engineering and Willdan Energy Solutions since August 2016.  Daniel joined Willdan in December 2008 as President and Chief Executive Officer of Willdan Engineering.  Prior to joining Willdan, Daniel was the Vice President of AMEC Earth & Environmental, Inc., a subsidiary of AMEC plc, a global provider of high value consultancy, engineering and project management services to the energy, power and process industries, from April 2004 to December 2008.  Prior to AMEC, Daniel worked at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.) for over 20 years and held various senior management positions, including Vice President of US operations.  During Daniel’s tenure with these firms, he was responsible for establishing new offices and developing and implementing management systems firmwide to enhance operations.  He also led the pursuit and management of multi-million dollar contracts for government clients that included the U.S. Navy and the U.S. Army Corps of Engineers.  Daniel received his B.Sc. in Mechanical Engineering from Tennessee Technological University and his Master’s Degree in Environmental Engineering from Illinois Institute of Technology.  He is a registered professional engineer in the state of Illinois and Guam.

About Willdan

Willdan provides professional consulting and technical services to utilities, public agencies and private industry throughout the United States.  Willdan’s service offerings span a broad set of complementary disciplines that include energy efficiency and sustainability, engineering and planning, financial and economic consulting, and national preparedness.  Willdan provides integrated technical solutions to extend the reach and resources of its clients, and provides all services through its subsidiaries specialized in each segment.  For additional information, visit Willdan's website at www.willdan.com.

Forward-Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan's intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to continue the growth it has experienced in recent years.  It is important to note that Willdan's actual results could differ materially from those in any such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals.  Willdan's business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan's SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended January 1, 2016.  Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Willdan Group, Inc.

Stacy McLaughlin

Chief Financial Officer

714-940-6300

smclaughlin@willdan.com

or

Investor/Media Contact

Financial Profiles, Inc.

Tony Rossi, 310-622-8221

trossi@finprofiles.com

Source: Willdan Group, Inc.